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                                                                  EXHIBIT 3.1.13

                            CERTIFICATE OF FORMATION

                                       OF

                                  P-FOUR, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

      FIRST: The name of the limited liability company formed hereby is:

            P-Four, LLC, a Delaware Limited Liability Company

      SECOND: The address of the company's registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The purpose of the company is to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Limited Liability Company Act.

      FOURTH: The company shall be managed in accordance with the terms of its limited liability company agreement.

      FIFTH: No member of the company shall be obligated personally for any debt, obligation or liability of the company solely by reason of being a member of the company. The failure to observe any formalities relating to the business or affairs of the company shall not be grounds for imposing personal liability on any member for the debts, obligations or liabilities of the company.

      SIXTH: The company reserves the right to amend or repeal any provision contained herein in the manner now or hereafter prescribed by law and in the company's limited liability company agreement.

                            [Signature Page Follows]

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      The undersigned, an authorized person, has caused this Certificate of
Formation to be duly executed as of December 23, 2004.

                                 /s/  Michael Santangelo
                                 -------------------------------
                                 Mike Santangelo
                                 Authorized Person

            SIGNATURE PAGE TO CERTIFICATE OF FORMATION OF P-FOUR, LLC